                                                                      EXHIBIT 99



                           LUCENT TECHNOLOGIES INC.
                             283 KING GEORGE ROAD
                               WARREN, NJ 07059



April 27, 1998

Mr. Henry C. Hirsch
CEO, President and Chairman
Advanced Radio Telecom Corp.
500-108/th/ Avenue N.E., Suite 2600
Bellevue, WA  98004

Re:    Vendor Financing
       ----------------

Dear Mr. Hirsch:

Advanced Radio Telecom Corp. ("ART", the "Borrower" or "you") has advised Lucent Technologies Inc. ("Lucent," the "Vendor" or "we") that the Borrower has need for a purchase money financing in the amount of up to $200,000,000 in connection with the purchase of the Borrower's nationwide, wireless, broadband data network (the "System"). You have requested that Lucent provide such purchase money financing (the "Facility"), and Lucent is hereby pleased to provide you with a commitment of the Facility. Lucent and ART agree to negotiate in good faith to finalize an amended and restated purchase agreement for the purchase of the System on or before June 15, 1998.

Attached hereto as Exhibit A to this letter is a Financing Terms and Conditions
                   ---------
(the "Term Sheet") setting forth the principal terms and conditions agreed to by you and us, pursuant and subject to which the Vendor is willing to make the Facility available and the Borrower is willing to incur, secure and repay the financing described therein. Capitalized terms used but not defined herein shall have the meanings given to them in the Term Sheet.

In agreeing to provide the Facility, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information provided to us by ART and its advisors. With respect to financial forecasts and projections (AProjections@), we have assumed that such financial forecasts and projections have been reasonably prepared using the best currently available estimates and judgments of ART and its advisors.

ART hereby represents and covenants that (a) all written information other than the Projections (taken as a whole, the "Information") that has been or will be made available to us by you or any of your representatives is and will be, when furnished, complete and correct in all material respects and does not and will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made, (b) the Projections made available to us by you or any of your representatives have been and will be prepared in good faith based upon reasonable assumptions, and (c) you will notify us promptly upon the occurrence of any event which would result in the Information previously provided to us being materially inaccurate or misleading. You understand that in entering into the Facility we may use and rely on the Information and Projections without independent verification thereof.

The availability of the Facility is subject to (a) there not occurring or becoming known to us any condition or change that affects or would be likely to affect in any material and adverse respect (i) the business, operations, financial condition or material contractual arrangements of ART and its subsidiaries taken as a whole or (ii) ART's ability to perform its obligations under the Facility, (b) our not becoming aware after the date hereof of any event or circumstance affecting ART or the transactions contemplated hereby that is inconsistent in a material and adverse manner with information disclosed to us by ART or prior to the date hereof, (c) the receipt by Lucent of the final business plan for ART, which is satisfactory to Lucent, (d) the negotiation, execution and delivery on or before December 31, 1998, of definitive documentation with respect to the Facility reasonably satisfactory to us and our counsel, (e) execution of an amended and restated purchase agreement by Lucent and ART for ART's purchase of the System, and (f) the other conditions set forth or referred to in the Term Sheet. The terms and conditions of the Facility are not limited to those set forth herein and in the Term Sheet, and matters not covered by the provisions hereof and of the Term Sheet are subject to the reasonable approval and agreement of Lucent and ART.

You agree to indemnify and hold harmless Lucent, its affiliates and the respective officers, directors, employees, advisors and agents of such persons (each, an "indemnified person") from and against any and all losses, claims, damages, liabilities and related expenses to which any such indemnified person may become subject arising out of or in connection with this letter, the Facility, the transactions contemplated hereby, related environmental matters or any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any indemnified person is a party thereto, and to reimburse each indemnified person upon demand for any legal or other expenses incurred in connection with investigating or defending any of the foregoing, provided that (i) the foregoing indemnity will not, as to
                      --------
any indemnified person, apply to losses, claims, damages, liabilities or related expenses to the extent they arise from the willful misconduct or gross negligence of such indemnified person and (ii) the foregoing indemnity will not apply to Lucent in its capacity as vendor under the Purchase Agreement (it being understood that Lucent's rights in such capacity are provided for in the Purchase Agreement). No indemnified person shall be liable for any indirect, consequential, special or punitive damages in connection with its activities related to this letter, the Term Sheet, the Facility or the definitive financing documentation.

This letter shall not be assignable by you or us without the other party's prior written consent (and any purported assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto. This letter may not be amended or waived except by an instrument in writing signed by you and us. This letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. This letter is the only agreement that has been entered into among us with respect to the Facility and sets forth the entire understanding of the parties with respect thereto. This letter shall be governed by, and construed in accordance with, the laws of the State of New York.

The indemnification provisions contained herein shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and notwithstanding the termination of this letter or Lucent's commitment hereunder. ART may terminate this letter and Lucent's commitment hereunder at any time.

If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof and of the Term Sheet by returning to us executed counterparts hereof and the separate Fee Letter delivered herewith, not later than 5:00 p.m., New York City time, on April 30, 1998, failing which Lucent's commitment herein will expire at such time.

We are pleased to have been given the opportunity to assist you in connection with this important financing.

                            Very truly yours,

                            LUCENT TECHNOLOGIES INC.


                            By: /s/ Leslie L. Rogers
                               ---------------------------------
                                 Name: Leslie L. Rogers
                                 Title: Managing Director


Accepted and agreed to as of
the date first written above by:

ADVANCED RADIO TELECOM CORP.


By: /s/ Thomas A. Grina
   ---------------------------------
  Name: Thomas A. Grina
  Title: Executive Vice President

                                                                       EXHIBIT A
                          ADVANCED RADIO TELECOM CORP.

                         Financing Terms and Conditions

This Term Sheet sets forth the terms and conditions under which Lucent Technologies Inc. ("Lucent") proposes to provide Loans ("Loans") to Advanced
                    ------                               -----
Radio Telecom Corp. ("ART" or the "Borrower") to provide purchase money
                      ---          --------
financing for the purchase of a nationwide network from Lucent by ART pursuant to a purchase money facility (the "Facility"). In addition, this Term Sheet
                                   --------
sets forth the terms for a $10,000,000 purchase money bridge financing (the

"Bridge Loan"), which will become a part of the Facility. This Term Sheet
------------
supersedes the term sheet dated March 10, 1998.

                            $10,000,000 BRIDGE LOAN
                            -----------------------

Borrower:                Advanced Radio Telecom Corp., a Delaware corporation.

Lender(s):               Initially Lucent, subject to Lucent's right to make
                         assignments as hereinafter set forth.

Amount:                  $10,000,000.

Interest Rate:           1 Month Adjusted LIBOR (as defined below) plus 5.00%.

Availability:            The Bridge Loan shall be available and each borrowing
                         under the Bridge Loan shall be conditioned upon (a) the
                         execution by Lucent and the Borrower of this Term Sheet
                         and the Purchase Agreement dated April 24, 1998 (as
                         amended from time to time, the "Purchase Agreement"),
                                                         ------------------
                         between Lucent and the Borrower and (b) no event having occurred which, in Lucent's judgment, adversely effects the likelihood of the closing of the Facility occurring on or before December 31, 1998. The Borrower may borrow under the Bridge Loan (up to a maximum of $10,000,000) until the earlier of (x) December 31, 1998, or (y) the closing of the Facility.

Documentation:           The Bridge Loan shall be evidenced by a note.

Maturity:                The earlier of (a) December 31, 1998, or (b)
                         immediately upon the fulfillment of all conditions

                         (including closing) which permit the Borrower to obtain the initial Loan under the Facility. Amounts outstanding under the Bridge Loan (including any deferred interest referred to below) will remain outstanding under the Facility on the terms applicable to the Facility; provided that the Bridge Loan and all accrued interest thereon shall be due on December 31, 1998, if the conditions referred to in clause (b) above are not satisfied on or prior to such date.

Interest Payment:        Interest shall be payable on each Interest Payment Date
                         (as defined below under the Facility); provided that the Borrower may, at its option, elect to defer interest payable on each Interest Payment Date prior to maturity, and any interest payment so deferred shall accrue interest from and including the applicable
                         Interest Payment Date at the same rate as the principal of the Bridge Loan.

Use of Proceeds:         The proceeds shall be paid directly to Lucent as
                         payment of a portion of the Purchase Price (as defined in the Purchase Agreement).

Collateral:              Perfected, first priority security interest in the
                         nationwide network provided by Lucent to the Borrower
                         and its subsidiaries pursuant to the Purchase Agreement
                         (the "Network").
                               --------

                             $200,000,000 FACILITY
                             ---------------------

PARTIES
-------

Borrower:                Advanced Radio Telecom Corp., a Delaware corporation.

Lender(s):               Initially Lucent, subject to Lucent's right to make
                         assignments as hereinafter set forth.

Administrative Agent:    Lucent or, subject to the Borrower's reasonable
                         approval, a financial institution selected by Lucent.

Collateral Trustee:      Lucent or, subject to the Borrower's reasonable
                         approval, a financial institution selected by Lucent.

Restricted Subsidiaries:   All subsidiaries of the Borrower which are not
                           Unrestricted Subsidiaries.

Unrestricted Subsidiaries: Any subsidiaries of the Borrower which meet criteria substantially the same as the definition of
                           Unrestricted Subsidiaries set forth in the Indenture dated February 3, 1997, between the Borrower and the Bank of New York, as trustee (the "Indenture").
                                                              ---------
FACILITY AMOUNT, RATES, FEES AND OTHER COSTS
--------------------------------------------

Facility Amount:           $200,000,000, subject to increase as provided below
                           under the heading "Facility Increase". The commitments of the Lenders to make Loans up to the Facility Amount are referred to as "Commitments".

Interest Rate:             At the option of the Borrower, the rate will float at
                           (a) the higher of (i) the rate of interest published in The Wall Street Journal as the prime or base rate, and (ii) the federal funds effective rate from time to time plus 0.50% (the "Base Rate"), or (b) the one, two, three or six-month LIBOR, adjusted for reserves, with the relevant period to be selected by the Borrower (the "Adjusted LIBOR"), plus in the case of
                           (a) or (b) an applicable margin. The applicable margin will be based upon the following:

       Leverage Ratio*                      Applicable Margin for

                                  Base Rate Loans          Adjusted LIBOR Loans
                                  ---------------          --------------------
(greater than or equal to) 10X          5.00%                      4.00%

(less than)  10X but more than 6X       4.50%                      3.50%

(less than)   6X but more than 4X       4.25%                      3.25%

(less than)   4X                        4.00%                      3.00%


                           *Leverage Ratio is defined as:  Total Debt/EBITDA

                                 If more than $350,000,000 in Aggregate Capital (as defined below) is raised, then the applicable margin for Base Rate Loans and LIBOR Loans shall be reduced by 1.00% below the above margins.

                           During any period in which an Event of Default exists or the Borrower is delinquent providing financial statements to the Lenders, the Applicable Margin shall be determined by reference to the >10X category.

                                 Default interest on all amounts not paid when due will accrue at the rate per annum otherwise applicable to the Loans, plus 2.00%.

Interest Payments:         Interest on Base Rate Loans shall be paid quarterly
                           in arrears, and interest on Adjusted LIBOR Loans
                           shall be paid at the end of each interest period
                           (and, for six-month interest periods, three months
                           after the commencement of the interest period) (the
                           day on which interest is payable shall be referred as
                           an "Interest Payment Date"). Interest payable on any
                               ---------------------
                           Interest Payment Date during the Availability Period
                           (as defined below) will be deferred unless the
                           Borrower elects to pay such interest in cash (any
                           interest payment so deferred being referred to as
                           "Deferred Interest"); provided that the aggregate
                            -----------------
                           amount of interest so deferred shall not exceed
                           $75,000,000. Deferred Interest shall accrue interest from and including the applicable Interest Payment
                           Date at the same rates and on the same terms
                           (including rights to defer interest, subject to the $75,000,000 interest deferral limitation) applicable to Loans.

Origination Fees:          As separately agreed.

Commitment Fees:           The Borrower will pay the Lenders a fee of 0.50% per
                           annum on the undrawn Commitments from the date of the effectiveness of definitive documentation for the Facility until the Commitment Termination Date (as defined below), payable quarterly.

Expenses:                  The Borrower shall pay all of the costs and expenses
                           incurred by Lucent and the Administrative Agent
                           (including the fees and expenses of legal counsel to
                           Lucent and the Administrative Agent) in connection
                           with the preparation, execution and delivery of the
                           Facility documentation (including this Term Sheet)
                           and shall
                           also pay the costs and expenses incurred by the
                           Collateral Trustee (including the fees and expenses
                           of legal counsel to the Collateral Trustee) in
                           connection with the preparation, execution and
                           delivery of the Facility documentation; provided that
                                                                   --------
                           the fees of Cravath, Swaine & Moore shall be subject to the limitations set forth in the letter from Cravath, Swaine & Moore dated April 22, 1998. The
                           Borrower shall also pay in full all recording costs and related taxes or charges and filing fees incurred in connection with the closing. The fees and expenses described in this paragraph shall be payable by the Borrower only if the transactions contemplated hereby are consummated.

                           The Borrower will also pay all ongoing costs, including third-party legal fees and expenses and other costs and expenses of the Lenders, the Administrative Agent and the Collateral Trustee, related to the enforcement and/or protection of their rights/collateral position, and, in the case of Lucent, the Administrative Agent and the Collateral Trustee, the administration of the Facility and any amendments, waivers or supplements related to the Facility documentation.


Agent Fees:                The Borrower shall pay agent fees to the
                           Administrative Agent and the Collateral Trustee (if other than Lucent) in an amount not to exceed $50,000 per year, payable at the closing or appointment of the Administrative Agent and the Collateral Trustee, and each anniversary date of the closing of the Facility.

Increased Costs:           Standard yield protection, increased costs and other
                           similar provisions customary for syndicated bank credit agreements and customary withholding tax indemnity.

Facility Increase:         It is understood that the Facility is intended to
                           finance the purchase of the Network, and not to
                           finance the purchase of individual assets.
                           Accordingly, the documentation for the Facility will
                           include provisions allowing for the increase of the
                           Commitments thereunder to up to $600,000,000 to
                           finance all or a portion of the Purchase Price (as
                           defined in the Purchase Agreement), which is expected
                           not to exceed $1,200,000,000; provided that neither
                                                         --------
                           Lucent nor any
                           other Lender shall have any obligation to increase its Commitment. It is understood that, if the Commitments are so increased, the interest rates, amortization, maturity, maximum interest deferral and other terms applicable to the Loans made pursuant to such increased Commitments will be determined at the time and will not be set forth in the Facility documents.

AVAILABILITY
------------

Conditions Precedent
to Closing the Facility:   The following conditions precedent and such others as
                           Lucent may reasonably specify:

                           (a) All documentation relating to the Facility, incorporating the terms and conditions outlined herein, shall be in form and substance satisfactory to the Lenders and the Borrower and execution of all documentation relating to the transaction.

                                 (b)  The Borrower and Lucent executing a
                                 definitive amendment and restatement of the Purchase Agreement in form and substance satisfactory to Lucent, and the Borrower shall be in substantial compliance therewith.

                           (c)  The Lenders shall be satisfied with the
                           corporate and legal structure and capitalization of the Borrower and its Restricted Subsidiaries, including without limitation the charter and bylaws of the Borrower and its Restricted Subsidiaries and each agreement or instrument relating thereto.

                           (d) The Borrower shall have: (i) entered into a satisfactory collateral trust agreement pursuant to which the Collateral Trustee shall act as collateral trustee to hold all of the Collateral (as defined below) for the benefit of the Lenders; (ii) executed and delivered to the Collateral Trustee satisfactory documents to create a valid and perfected first-priority lien on the Collateral; (iii) made all filings and recordations necessary or deemed desirable in connection with such liens and security interests or, if not made, shall be in final form for filing and be filed on or prior to the date of the initial Loan; (iv) paid all filing and recording fees and taxes;

                           and (v) delivered to the Lenders searches satisfactory to the Lenders demonstrating that no other liens on the Collateral exist.

                           (e) The Lenders shall have received endorsements naming the Collateral Trustee as an additional insured and loss payee under all insurance policies to be maintained with respect to the properties of the Borrower and its Restricted Subsidiaries forming part of the Collateral securing the Loans.

                           (f) Since the date of the most recent audited financial statements delivered to Lucent prior to the date of this Term Sheet, there shall have occurred no material adverse change in the business, condition (financial or otherwise), operations, performance or properties of the Borrower and its Restricted Subsidiaries, taken as a whole (a "Material Adverse Change"), and all information provided by or on behalf of the Borrower to the Lenders prior to the date of the initial Loan shall be true and correct in all material aspects. The Borrower shall not have failed to disclose to the Administrative Agent or any Lender any material fact with respect to its business or financial condition (including any contingent liabilities), and shall not have failed to disclose any information, the absence of which makes any information previously disclosed to the Administrative Agent or any Lender materially misleading.

                           (g) Except as otherwise disclosed to, and consented to by, the Administrative Agent and the Lenders, there shall exist no action, suit, investigation, litigation or proceeding pending or to the knowledge of the Borrower threatened in any court or before any arbitrator or governmental instrumentality that could reasonably be expected to result in a Material Adverse Change, or that purports to affect the legality, validity or enforceability of the loan documentation or the transactions contemplated thereby or the Lenders' rights thereunder.

                           (h) All governmental and third-party consents, approvals and licenses necessary in connection with the transactions contemplated hereby and the making of the Loans shall have been obtained (without the imposition of any conditions that are not acceptable to the Lenders) and shall remain in effect; all applicable waiting periods shall have expired without any action being taken by any competent authority; and no law or regulation shall be applicable in the judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon the transaction or the Loans.

                           (i) The Lenders shall have been given reasonable access to the management, records, books of account, contacts and properties of the Borrower and its Restricted Subsidiaries and shall have received such financial, business and other information regarding the Borrower and its Restricted Subsidiaries as they shall have reasonably requested.

                           (j) The Lenders shall have received (i) satisfactory opinions of (x) Federal Communications Commission ("FCC") counsel and local counsel to the Borrower, as
                             ---
                           well as Ropes & Gray, counsel to the Borrower, and
                           (y) New York counsel and FCC counsel to the Lenders as to the transactions contemplated hereby and (ii) such corporate resolutions, certificates and other documents as the Lenders shall request.

                           (k) There shall exist no default under any of the Facility documentation, and all representations and warranties of the Borrower and its Restricted Subsidiaries shall be true and correct (or, in the case of any representations and warranties that are not qualified as to materiality, true and correct in all material respects) immediately prior to, and after giving effect to, the extension of credit.

                           (l) All accrued fees and expenses of the Lenders for which invoices have been presented (including the fees and expenses of New York, FCC and local counsel to the Lenders) shall have been paid.

                           (m) All FCC licenses (the "Licenses") which are required by the Borrower in connection with the operation of its business and the activities of the Borrower being conducted at such date shall be owned by the Borrower or a wholly-owned subsidiary thereof, and no event shall have occurred that would subject any such License to revocation by the FCC, except for such Licenses the loss of which could not reasonably be expected to result in a Material Adverse Change.

                           (n) The Lenders shall have received the Borrower's most recent Business Plan, including financial projections, and there shall have been no material adverse changes in the Business Plan compared to the information disclosed to Lucent prior to the date of this Term Sheet.

                           (o) The making of the Loans and other aspects of the transaction shall comply with all applicable laws, rules and regulations.

                           (p) Any tax sharing, management fee or servicing fee agreements among the Borrower and other affiliates of the Borrower which are not wholly-owned Restricted Subsidiaries shall be on terms satisfactory to the Lenders (among other things, each management-fee and servicing-fee agreement will provide for the subordination, on terms acceptable to the Lenders, of the obligations to pay fees thereunder, to the obligations arising under the loan documentation).

                           (q) The Lenders shall be satisfied that the Facility and compliance by the Borrower with its obligations thereunder will not violate the terms of the Indenture, and shall have received an opinion of the Borrower's counsel to such effect satisfactory to the Lenders.

                           (r) The Lenders shall have completed their due diligence review of the Borrower and the results shall be satisfactory to the Lenders.

Conditions Precedent to
Each Loan:                 For any Loan (a) there shall exist no default under
                           any of the Facility documentation, (b) the Purchase
                           Agreement shall be in full force and effect and the Borrower shall be in substantial compliance therewith, and (c) the representations and warranties of the Borrower (including as to no Material Adverse
                           Change) shall be true and correct (or, in the case of representations and warranties that are not qualified as to materiality, true and correct in all material respects) immediately prior to, and after giving effect to, such Loan.

Availability:              The entire Commitments will become available after
                           the Borrower has received net cash proceeds which
                           total at least $100,000,000 from equity contributions
                           and/or Other Debt (as defined below) after the date
                           of this Term Sheet (the "Initial Capital"). As used
                                                    ---------------
                           herein, "Aggregate Capital" at any time means the
                                    -----------------
                           aggregate net cash proceeds received by the Borrower
                           after the date of this Term Sheet and prior to such
                           time from equity contributions and/or Other Debt. As
                           used herein, "Other Debt" means debt securities which
                                         ----------
                           are issued by the Borrower pursuant to a public offering registered with the Securities and Exchange
                           Commission or pursuant to a private placement made in accordance with Rule 144A and in any event (a) which is unsecured, (b) which matures after the latest final maturity of all Loans provided for under the Facility at the time such debt is issued, (c) which does not require any scheduled amortization prior to maturity, (d) which is not guaranteed by any subsidiary of the Borrower and (e) the other terms and conditions of which are customary market terms for debt securities issued by companies of comparable credit quality in the same market.

Availability Period:       The availability period to make Loans will expire on
                           the earlier of (i) the fourth anniversary of the date
                           of the initial Loan and (ii) June 30, 2002 (the
                           "Commitment Termination Date"). In the event that the
                            ---------------------------
                           Commitments under the Facility are increased as contemplated above, any additional Commitments shall have an availability period to be determined.

                           The Facility will contain provisions specifying (a) the minimum principal amount of any Loan to the Borrower, and (b) the invoices and other evidence that the Borrower must provide supporting the use of the proceeds of each Loan.

Use of Proceeds:           The Loans will be used to finance payments due to
                           Lucent under the Purchase Agreement.

PAYMENTS AND COMMITMENT
-----------------------
REDUCTIONS
----------

Commitment Reductions:     Commitments shall be reduced on the date of each
                           borrowing of Loans under the Facility by an amount
                           equal to such Loans. If the Initial Capital is not
                           received by September 30, 1998 or the date of
                           effectiveness of definitive documentation for the
                           Facility (the "Closing Date") does not occur by
                                          ------------
                           December 31, 1998, all Commitments shall terminate on such date. The Borrower may also, at its option, terminate or reduce Commitments from time to time in minimum amounts to be agreed upon. Any reduction in Commitments shall be applied ratably to all Lenders holding Commitments.

Repayment:                 Principal and Deferred Interest shall be repaid by
                           the Borrower in 20 consecutive quarterly installments
                           commencing on the last day of the calendar quarter
                           immediately following the fourth anniversary of the
                           date of the initial Loan (the period from the date of
                           the initial Loan to such anniversary being the
                           "Initial Period") in amounts equal to the percentage
                            --------------
                           of the sum of the aggregate principal amount of the Loans and the aggregate amount of Deferred Interest then outstanding set forth below:

                           Year 1 following the Initial Period 1.25% per quarter Year 2 following the Initial Period 2.50% per quarter Year 3 following the Initial Period 6.25% per quarter Year 4 following the Initial Period 7.50% per quarter Year 5 following the Initial Period 7.50% per quarter

Mandatory
Prepayment:                The Borrower shall be required to prepay outstanding
                           Loans and Deferred Interest in an amount equal to:

                           (i) Net proceeds in excess of $500,000 from the direct or indirect sale of assets (other than Collateral) of the Borrower or its Restricted Subsidiaries, insurance recoveries and condemnation proceeds, unless the Borrower notifies the Lenders that it plans to reinvest such amounts in capital assets directly related to and to be used in the Borrower's telecommunications business as soon as practicable but in no event later than within 180 days of such sale and so reinvests such proceeds, and until such reinvestment or repayment all proceeds which in the aggregate exceed $1,000,000 shall be escrowed pursuant to arrangements reasonably satisfactory to the Administrative Agent. In the event of any sale or disposition of any asset constituting Collateral, mandatory prepayment shall be required in an amount equal to the net proceeds from such sale or disposition, unless sales and dispositions of Collateral exceed parameters to be agreed, in which case the amount of such mandatory prepayment shall be equal to the product of (A) the aggregate outstanding Loans and Deferred Interest multiplied by (B) the quotient of (1) the original cost of the applicable asset divided by (2) the original cost of all assets comprising the Collateral immediately prior to giving effect to such sale or disposition. In the event of any casualty or condemnation of any asset constituting Collateral, the Borrower will either (a) repair or replace such asset with an asset or assets of equivalent or greater value, which replacement assets or assets will become Collateral and will not be financed with borrowings under the Facility (except, in the case of replacement assets that are not of the same model and type as the replaced asset, to the extent of any portion of the purchase price thereof in excess of the purchase price at the time of assets of the same model and type as the replaced asset) or (b) prepay the Loans in an amount equal to the replacement cost of the affected asset, unless the casualties and condemnations of Collateral exceed parameters to be agreed, in which case the amount of such mandatory prepayment shall be equal to the product of (A) the aggregate outstanding Loans and Deferred Interest multiplied by (B) the quotient of (1) the original cost of the applicable asset divided by (2) the original cost of all assets comprising the Collateral immediately prior to giving effect to such casualty or condemnation;

                           (ii) The pro-rata amount of any mandatory or voluntary repayment, redemption, purchase, defeasance or other satisfaction prior to maturity of any debt, provided such prepayments are not in connection with the permitted refinancing of such debt;

                           (iii) Beginning on the Commitment Termination Date, 50% of Excess Cash Flow (to be defined) shall be used to prepay the Loans. Subject to limitations and restrictions to be determined, accommodation will be made for anticipated twelve-month capital expenditures in calculating Excess Cash Flow.

                           All mandatory prepayments shall be applied to the then-remaining installments of principal and Deferred Interest pro rata. If no Loans or Deferred Interest are outstanding on the date of any mandatory prepayment, Commitments shall be reduced pro rata by the amount which the Borrower would otherwise be required to prepay had sufficient Loans or Deferred Interest been outstanding.

Optional Prepayment:       At any time, on three business days' notice.

                           All mandatory and optional prepayments shall be made without premium, provided that the Borrower shall pay to the Lenders any breakage costs arising in connection with any prepayment made prior to the end of the applicable interest period. All optional prepayments shall be applied pro-rata to the then-remaining installments of principal and Deferred Interest.

COLLATERAL
----------

Collateral:                Perfected, first priority security interest in the
                           Network (the "Collateral"). The Collateral Trustee
                                         ----------
                           shall be named as an additional insured on all policies insuring the Collateral.

REPRESENTATIONS, COVENANTS,
---------------------------
 AND EVENTS OF DEFAULT
 ---------------------

Representations and
Warranties:                Those customary or appropriate in bank credit
                           agreements with similar borrowers under similar circumstances, including without limitation absence of any Material Adverse Change.

Affirmative Covenants:     The following affirmative covenants (with materiality
                           and other exceptions to be negotiated) and such others as Lucent may reasonably specify:

                            (a) Comply with laws (including, without limitation, ERISA and environmental laws), pay taxes, maintain appropriate and adequate insurance in accordance with industry standards, preserve corporate existence, keep books in accordance with GAAP and maintain properties subject to ordinary wear and tear.

                           (b) Permit inspection of properties, books and records during normal business hours and without unreasonable interference with the Borrower's business.

                           (c) Perform obligations under leases, related documents, material contracts and other agreements except where the failure to so perform could not be expected to result in a Material Adverse Change.

                            (d) (i) Within 45 days after the end of each fiscal quarter, furnish quarterly consolidated balance sheets, income statements and statements of cash flow of the Borrower and its Restricted Subsidiaries certified by the Borrower's chief financial officer (which certification may be subject to year-end audit adjustments) and certificates as to compliance with the loan documents, as well as operating reports to be discussed; (ii) within 90 days after the end of each fiscal year, furnish audited financial statements of the Borrower and its Restricted Subsidiaries; (iii) as soon as available but in no event later than 90 days after the beginning of each fiscal year, furnish the annual business plan of the Borrower and its Restricted Subsidiaries for the current fiscal year, and updated projections through the maturity of the Facility reflecting changes caused by actual results of prior periods and changes in the business plan itself; (iv) promptly after request, furnish all other business and financial information that the Lenders may reasonably request; and (v) provide notices of default, litigation and other material events.

                            (e) Enter into swap agreements or other interest rate hedging arrangements satisfactory to the Lenders providing for the swapping of a notional amount of the Loans which when combined with any other fixed rate financing of the Borrower is at least 50% of the total debt.

                            (f) Maintain each License held by it or any of its Restricted Subsidiaries in full force and effect, except to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Change.

                            (g)  The Borrower's obligations to the
                            Administrative Agent and the Lenders shall be absolute and unconditional and shall not be subject to any delay, reduction, set off, defense, counterclaim or recoupment for any reason, including any failure of the Collateral or the Network, or any part thereof, or any representation or service of any supplier, manufacturer, installer, vendor or distributor including without exception Lucent.

Negative Covenants:         The following negative covenants (with materiality
                            and other exceptions to be negotiated) and such others as Lucent may reasonably specify:

                            (a) Not create, permit or suffer to exist any liens, other than liens securing the Loans, liens on assets securing debt not in excess of an amount to be agreed, purchase money security interests (subject to limitations, other than limitations on amount, to be agreed), liens existing under the Collateral Pledge and Security Agreement dated as of February 6, 1997, between the Borrower and the Bank of New York and customary inchoate and statutory lien exceptions. In any event, liens shall not be permitted on any License or any capital stock, other ownership interest or debt of any Restricted Subsidiary that owns any License (a "License
                                                                 -------
                            Subsidiary").
                            ----------

                            (b) Not create or permit any debt or contingent or guaranty obligations, other than (A) the Loans, (B) Other Debt, (C) the Existing Notes, (D) purchase money debt (subject to limitations, other than limitations on amount, to be agreed), (E) a limited amount of other debt and guarantee obligations (subject to limitations to be agreed) and (F) permitted refinancings of debt satisfying criteria to be specified.

                            (c) Not create or permit asset sale and leaseback transactions or equipment operating lease obligations beyond limits to be mutually agreed.

                            (d)  Not merge or consolidate with any person.

                            (e)  Not make investments subject to certain
                            exceptions to be mutually agreed upon.

                            (f) Not pay any dividends or distributions to shareholders, repurchase equity or make other restricted payments (which shall be defined to refer to payments in respect of equity or subordinated debt).

                            (g) Not enter into any tax-sharing or management or servicing fee agreement (other than management or service fee agreements providing for payments to the Borrower or Restricted Subsidiaries for services rendered by them).

                            (h) Restrictions on the formation or acquisition of Restricted Subsidiaries, investments therein and activities thereof, effectively requiring substantially all assets (other than Licenses held by a License Subsidiary) and operations of the Borrower and its Restricted Subsidiaries to be owned and conducted by the Borrower.

                            (i) Not prepay, redeem, purchase, defease or otherwise satisfy prior to maturity, or make any payment in violation of any subordination terms of, any debt for borrowed money (other than (i) prepayments in connection with refinancings of any such debt satisfying criteria to be specified, (ii) prepayments under the Facility, and (iii) prepayments of other debt accompanied by pro rata prepayment of the Facility).

                            (j) Limitations on activities of any License Subsidiary, including not permitting the entities to
                            (i) incur any debt, (ii) amend their charters and by-laws or (iii) engage in any activities of any nature, other than holding the Licenses. Any License Subsidiary must be a wholly-owned Restricted Subsidiary owned directly by the Borrower.

                            (k)  Not dispose of assets except for the
                            disposition of obsolete, uneconomic or surplus assets in the ordinary course of business or sales of immaterial assets, provided no default or event of default has occurred or would result therefrom and the Borrower applies the net proceeds as set forth above under the heading "Mandatory Prepayments" or on such other terms to be discussed.

                            (l) Not engage in transactions with affiliates other than Restricted Subsidiaries except (i) with respect to purchases of equipment and provision of services for the Network, at cost, and (ii) with respect to other transactions, on terms at least as advantageous to the Borrower as could be obtained from a third party that is not an affiliate.

                            (m) Not engage in any business other than the telecommunications and data networking business and businesses related thereto.

                                 (n) Not permit restrictions on the ability of Restricted Subsidiaries to pay dividends or otherwise transfer funds by any means to the Borrower.

Financial Covenants:        Financial and other covenants Lucent may reasonably
                            specify with respect to the Borrower and its Restricted Subsidiaries, including but not limited to:

                            During the initial years (before EBITDA positive) of the Borrower's business plan (with levels and definitions to be determined):

                            . Secured debt to total capitalization
                            . Total debt to total capitalization
                            . Minimum Revenue

                            During the later years (after EBITDA positive) of the business plan, all of the preceding plus:

                            . Senior debt to annualized EBITDA
                            . Fixed charge coverage
                            . Interest coverage ratio
                            . Pro forma debt service
                            . After the commencement of principal repayment,
                              total debt to annualized EBITDA.

Events of Default:          The following events of default (with such
                            materiality, grace periods and other exceptions to be negotiated):

                            (a) The Borrower shall fail to pay any sum when due in accordance with the loan documentation and subject to customary grace periods for non-principal payments.

                            (b) Any representation or warranty of the Borrower or any of its Restricted Subsidiaries in any of the loan documentation or certificate or financial information delivered pursuant thereto shall not be correct in all material respects when made or confirmed.

                            (c)  The Borrower or any of its Restricted
                            Subsidiaries shall fail to perform or comply with (within a specified period of time, where customary and appropriate, after notice or knowledge of such failure) any term or covenant in any of the loan documentation.

                            (d)  The Borrower or any of its Restricted
                            Subsidiaries shall default under any debt obligation in excess of an amount to be agreed and such default shall be continuing.

                            (e) Any bankruptcy, insolvency or similar event involving the Borrower or any of its Restricted Subsidiaries.

                            (f) Any judgment in excess of an amount to be agreed or any material non-monetary judgment shall be entered against the Borrower or any of its Restricted Subsidiaries and shall remain unsatisfied or unstayed for 30 days or enforcement action shall be taken.

                            (g) Any of the loan documentation shall cease to be enforceable against the Borrower or any of its Restricted Subsidiaries.

                            (h) Any security document shall (other than to the extent permitted by the terms thereof) cease to create a valid and perfected first-priority security interest in any collateral purported to be covered thereby.

                            (i) A Change of Control (to be defined and to include certain changes in executive officers) of the Borrower or any Restricted Subsidiary shall have occurred.

                            (j) Standard ERISA defaults.

                            (k) Loss, revocation, suspension or material impairment of any material Licenses.

OTHER MATTERS
-------------

Voting: Amendments and waivers generally will require approval by Lenders with more than 50% of the sum of all outstanding Loans, Deferred Interest and Commitments, except that at any time that Lucent holds more than 50%, and all other Lenders taken together hold more than 35%, of the sum of the outstanding Loans, Deferred Interest and Commitments, amendments and waivers will require approval by (a) Lucent and (b) Lenders holding more than 50% of the Loans, Deferred Interest and Commitments (excluding those held by Lucent); provided that, if Lenders other than Lucent hold
                            --------
                            more than 35% of the sum of the outstanding Loans, Deferred Interest and Commitments at the time of and before giving effect to any increase in the Commitments as described above under the heading "Facility Increase", amendments and waivers will require approval by (i) Lucent and (ii) Lenders holding more than 50% of the Loans, Deferred Interest and Commitments (excluding those held by Lucent). Certain matters will require approval by all Lenders or each affected Lender.

Assignments and
Participations:             The rights and interest of the Lenders in Loans,
                            Deferred Interest and Commitments shall be
                            assignable in minimum aggregate principal amounts
                            not less than $10,000,000, and the Facility
                            documentation will have provisions for assignments
                            and participations customary for syndicated bank
                            loan agreements. The Borrower shall have the right
                            to approve (which approval shall not be unreasonably
                            withheld or delayed) assignments, other than
                            assignments to Lucent, an existing Lender, an
                            affiliate of Lucent or an existing Lender or any
                            bank or other financial institution or investment
                            fund or similar entity listed on a schedule to be
                            agreed, provided that
                                    ---------
                            approval shall not be required for any assignment by a Lender of a security interest in its rights or for the sale of a participation. Notwithstanding the foregoing, Lucent will agree not to assign any of its rights as a Lender until the earlier of (i) the date that is 18 months after the Closing Date and
                            (ii) the date on which Loans having an aggregate principal amount of $200,000,000 have been borrowed.
                            Lenders may assign outstanding Loans, Deferred
                            Interest and Commitments separately, and may assign separate tranches, portions thereof and Commitments thereunder separately.

Cooperation Agreement:      The Borrower will enter into a separate agreement to
                            cooperate in the marketing and selling of the Loans.
                            Deferred Interest and Commitments by Lucent and its agent, and will include the Borrower entering into the necessary underwriting, agency or other appropriate agreements, with standard and appropriate terms and conditions (including representations, warranties and indemnities) and helping to prepare offering memoranda and other marketing documents if Lucent attempts to sell the Loans and Deferred Interest.

                            The Borrower shall also cooperate with the
                            Administrative Agent and the Lenders in connection with their respective efforts in syndicating the Facility; provided that the Borrower is given 30
                                      --------
                            days prior notice of any intent to commence a syndication. Such cooperation will include making senior officers of the Borrower available for meetings with potential Lenders and providing, in a timely manner, such assistance as may be requested by the Administrative Agent or the Lenders, including helping to prepare offering memoranda and other marketing documents and providing information to and responding to inquiries from prospective Lenders with respect to the business, operations, business plan, results and other matters relating to the business of the Borrower. The Borrower shall also agree to black-out or market clear provisions.

Indemnity:                  The Borrower will indemnify each of the Lenders,
                            their agents and affiliates, and their respective
                            directors, officers, employees and advisors (the
                            "Indemnitees"), against all losses, claims, damages,
                             -----------
                            liabilities and related expenses arising out of or in connection with the

                            Facility, the proposed transactions, environmental matters or any actual or prospective claim, litigation, investigation or proceeding relating to the foregoing; provided that such indemnity shall
                                           --------
                            not, as to any Indemnitee, be available to the extent that the indemnified loss is determined to have resulted from the gross negligence or willful misconduct of such Indemnitee. The Indemnitees shall not be liable for any special, indirect, consequential or punitive damages.

Governing Law:              New York.